Exhibit (n)(2)

Consent of Independent Registered Public Accounting Firm

Pathway Energy Infrastructure Fund, Inc.
New York, New York

We hereby consent to the use in the Registration Statement No. 333-186877, Post-Effective Amendment No. 3, on Form N-2 of our report dated August 28, 2015, relating to the financial statements of Pathway Energy Infrastructure Fund, Inc., which is contained in the Statement of Additional Information of such Registration Statement.

/s/BDO USA, LLP

BDO USA, LLP
New York, New York
September 1, 2015